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                              EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this 1st day of January, 1999, by and between CLARION TECHNOLOGIES, INC., a Delaware corporation ("Company") and JACK D. RUTHERFORD ("Employee").


                                 R E C I T A L S
                                 - - - - - - - -

         A. The Company is engaged in the business of custom injection molding, assembly, tooling, product design, advanced engineering and program management (the "Business").

         B. The Company wishes to employ Employee, and Employee agrees to serve, as Chairman of the Board and Chief Executive Officer of the Company subject to the terms and conditions set forth below.


                                A G R E E M E N T
                                - - - - - - - - -

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. RECITALS. The recitals set forth above shall constitute and shall be deemed to be an integral part of this Agreement.

2. DUTIES. Employee shall serve in the capacity of Chairman of the Board and Chief Executive Officer of the Company. Employee's principal duties and responsibilities shall consist of primary responsibility for the general and active supervision and management of the business activities and functions of the Company and its subordinate officers, agents and employees. Employee shall perform such other services and duties as may from time to time be assigned to Employee by the Company's Board of Directors provided that such other services and duties are not inconsistent with any other term of this Agreement. Except during vacation periods or in accordance with the Company's personnel policies covering executive leaves and reasonable periods of illness or other incapacitation, Employee shall devote his services to the Company's Business and interests in a manner consistent with Employee's title and office and the Company's needs for his services. Employee agrees to perform his duties pursuant to this Agreement in good faith and in a manner which he honestly believes to be in the best interests of the Company, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances. Employee agrees to observe a duty of loyalty to the


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Company placing the interests of the Company ahead of his own. Such duties shall be rendered at such place or places as the Company shall require in accordance with the best interests, needs, business and opportunities of the Company. However, in no event, shall the Company require Employee to move his principal residence. Employee shall at all times be subject to and shall observe and carry out such reasonable rules, regulations, policies, directions and restrictions as may be established from time to time by the Company.

3. LIMITATIONS ON OTHER EMPLOYMENT. Throughout the Term (as defined below) of Employee's employment under this Agreement, Employee shall not enter into the services of or be employed in any capacity or for any purposes whatsoever, whether directly or indirectly, by any person, firm, corporation or entity other than the Company, and will not, during said period of time, be engaged in any business, enterprise or undertaking other than employment by the Company except for such other activities that do not detract from the full discharge of Employee's duties hereunder or as otherwise consented to in writing by the Company.

4.       COMPENSATION AND BENEFITS.

         4.1 BASE SALARY. In consideration of Employee's performance of all of his duties and responsibilities hereunder and his observance of all of the covenants, conditions and restrictions contained herein, Employee shall be entitled to receive a base salary of Ten Thousand Dollars ($10,000) per month ("Base Salary"), payable in weekly or other periodic installments in accordance with the Company's payroll procedures in effect from time to time. The Base Salary shall be paid to Employee retroactive to the date that Employee was appointed as Chairman of the Company's Board of Directors (i.e., November 11,
1998). The Base Salary has been expressed in terms of a gross amount, and the Company is or may be required to withhold from such gross amount deductions in respect of federal, state or local income taxes, FICA and the like. Employee's Base Salary for any renewal term hereof shall be determined by the Compensation Committee of the Company's Board of Directors and shall be based on the performance of the Company.

         4.2 OPTIONS. Upon the commencement of Employee's employment term, Employee shall be granted options to purchase an aggregate of Five Hundred Thousand (500,000) shares of the Company's $.001 par value common stock ("Common Stock"), at an exercise price of One Dollar ($1.00) per share (the "Options").

         4.3 MEDICAL AND DENTAL INSURANCE, VACATION. Throughout the term of Employee's employment under this Agreement, Employee shall be entitled to receive Company paid medical insurance and dental insurance. Employee shall be entitled to three weeks of paid vacation (to be taken at such time or times as is reasonably convenient to the Company).

         4.4 EXPENSES. Employee may incur reasonable expenses in performing his services hereunder which shall be reimbursed by the Company, in accordance with the Company's standard expense reimbursement policies for approved expenses, upon presentation by Employee of supporting documentation (e.g., receipts and vouchers) for such expenditures which meet IRS guidelines.


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         4.5 LIFE AND DISABILITY INSURANCE AND 401(K) PLAN. Employee shall also be entitled to Short Term Disability, Long Term Disability and Life Insurance and a 401(k) plan, subject to the review and approval of the Board of Directors.

         4.6 OTHER FRINGE BENEFITS. Employee shall also be entitled to all other employee benefits generally provided by the Company.

5.       TERM OF EMPLOYMENT. The Company hereby employs Employee, and
Employee hereby accepts employment with the Company, for a period of two (2) years terminating on December 31, 2000 (the "Term"); provided that this Agreement shall be automatically renewed for successive one (1) year terms unless either party elects not to renew this Agreement by delivering written notice of its election to the other party no later than sixty (60) days prior to the end of the current term. Notwithstanding anything in this Section 5 to the contrary, this Agreement may be terminated at any time in accordance with
Section 6.

6.       TERMINATION.

         6.1 BY THE COMPANY FOR CAUSE. Employee's employment under this Agreement may be terminated immediately by the Company upon the occurrence of one or more of the following causes:

             A. Employee's conviction of any criminal act involving moral turpitude or which otherwise tends to bring disrepute upon the Company;

             B. The commission by Employee of any act of dishonesty in connection with the performance of any of Employee's duties hereunder (including, but not limited to falsification of Company records, making false statements of material facts to third parties regarding the Company's Business, fraud, and misappropriation or embezzlement against the Company or any of its customers or suppliers);

             C. Any willful material breach by Employee of any of the covenants, conditions or restrictions set forth in this Agreement, including, but not limited to, the restrictions set forth in Sections 7, 8 or 9 of this Agreement;

             D. The material failure to perform Employee's duties, and/or to observe the written rules, regulations, policies, directions or restrictions adopted by the Company from time to time to the extent such rules, regulations, policies, directions or restrictions are not inconsistent with the terms of this Agreement, provided that such failure shall not have been cured within ten (10) days after Employee is given specific notice and an opportunity to cure such failure;

             E. If Employee dies or becomes disabled (Employee shall be deemed "disabled" for purposes of this Agreement if he is unable, by reason of illness, accident, or other physical or mental incapacity, to perform substantially all of his regular duties for a continuous period of one hundred twenty (120) days); and F. Repeated abuse of alcohol or illegal narcotics which results in the failure of Employee to perform his duties hereunder.


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         6.2 BY THE COMPANY WITHOUT CAUSE. The Company may terminate Employee's employment hereunder on sixty (60) days written notice to Employee.

         6.3 BY EMPLOYEE UPON BREACH BY THE COMPANY. Upon a breach by the Company of the terms of this Agreement, Employee shall have the right to terminate his employment hereunder, provided that the Company has first been afforded thirty (30) days written notice and an opportunity to cure such breach.

         6.4 BY EMPLOYEE WITHOUT CAUSE. Employee may voluntarily terminate his employment hereunder on sixty (60) days written notice to the Company.

         6.5 EFFECT OF TERMINATION. Upon termination of Employee's employment by the Company under Section 6.1, except for a termination resulting from the disability of Employee, Employee shall be entitled to all compensation accrued but unpaid to the date of termination, but Employee shall have no further rights to any Base Salary, benefits or other compensation of any kind or nature.

             Upon termination of Employee's employment by the Company under
Section 6.2, by the Company under Section 6.1 as a result of the disability of Employee or by Employee under Section 6.3, Employee shall be entitled to continue to receive all base salary for a period of six (6) months following termination and an amount each month equal to the amount which the Company is then paying for health insurance for Employee on the same dates that he would have received such Base Salary had such termination of employment not occurred, less any sums which Employee receives from disability insurance maintained by the Company.

             Upon termination of Employee's employment pursuant to Section 6.4, Employee shall be entitled to continue to receive one-half (1/2) of the Base Salary for a period of six (6) months following termination on the same dates that he would have received such Base Salary had such termination of employment not occurred.

             Upon any termination of Employee's employment pursuant to Section 6.1, 6.2, 6.3 or 6.4, Employee shall be entitled to compensation for any accrued and unused vacation hours as provided by applicable law and to any rights under COBRA or other comparable rights as provided by law.

7.       DISCLOSURE OR USE OF CONFIDENTIAL INFORMATION.

         7.1 CONFIDENTIALITY AND APPROPRIATION OF CONFIDENTIAL INFORMATION. During the term of Employee's employment under this Agreement and thereafter, Employee will keep confidential and will not directly or indirectly reveal, divulge or make known in any manner to any person or entity (except as required by applicable law or in connection with the performance of his duties and responsibilities as an employee hereunder) nor use or otherwise appropriate for


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Employee's own benefit, or on behalf of any other person or entity by whom
Employee might subsequently be employed or otherwise associated or affiliated with, any Confidential Information (as hereinafter defined). Confidential Information shall include information (not readily compiled from publicly available sources) which is made available to Employee or obtained by Employee during the course of his employment relating or pertaining to the Company's business and franchise operations, including trade secrets, business and financial information, operations information, projects, products, customers, supplier names, addresses and pricing policies, company pricing policies, computer programs and software or unpublished know-how, whether patented or unpatented. Employee agrees to cooperate with the Company to maintain the secrecy of and limit the use of such Confidential Information. Employee further agrees that he is under no obligation to any former employer which is in any way inconsistent with this Agreement or which imposes any restriction on the Company.

         7.2 PREVENTION OF UNAUTHORIZED RELEASE OF COMPANY INFORMATION. Employee agrees to promptly advise the Company of any knowledge which he may have of any unauthorized release or use of any Confidential Information, and shall take reasonable measures to prevent unauthorized persons or entities from having access to, obtaining or being furnished with any Confidential Information.

8. PROPRIETARY RIGHTS AND MATERIALS. All documents, memoranda, reports, notebooks, correspondence, files, lists and other records, and the like, designs, drawings, specifications, computer software and computer equipment, computer printouts, computer disks, and all photocopies or other reproductions thereof, affecting or relating to the business of the Company, which Employee shall prepare, use, construct, observe, possess or control ("Company Materials"), shall be and remain the sole property of the Company. Upon termination of this Agreement, Employee shall deliver promptly to the Company all such Company Materials.

9. INVENTIONS AND DISCOVERIES. Employee hereby assigns to the Company all of Employee's rights, title and interest in and to all inventions, discoveries, processes, standards, procedures, designs and other intellectual property (hereinafter collectively referred to as the "Inventions"), and all improvements on existing Inventions made or discovered by Employee during the Term of Employee's employment hereunder. Promptly upon the making of any such Invention or improvement thereon, Employee shall disclose the same to Company and shall execute and deliver to Company such reasonable documents as Company may request to confirm the assignment of Employee's rights therein and, if requested by Company, shall assist Company in applying for and prosecuting any patents which may be available in respect thereof. Inventions originated by Employee shall be considered by the Board of Director's Compensation Committee in determining salary and incentive compensation.

10.      REMEDIES.

         10.1 INJUNCTIVE RELIEF. The Company and Employee recognize and acknowledge that Employee is employed under this Agreement as an employee in a position where Employee will be rendering personal services of a special, unique, unusual and extraordinary character requiring extraordinary ingenuity and effort by Employee. Employee hereby acknowledges that compliance with the


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provisions of Sections 7, 8 and 9 of this Agreement (which shall survive the termination of this Agreement in all respects) is necessary to protect the goodwill and other proprietary interests of the Company and that the Company would suffer continuing and irreparable injury which injury is not adequately compensable in monetary damages or at law. Accordingly Employee agrees that the Company, its successors and assigns may obtain injunctive relief against the breach or threatened breach of the foregoing provisions, in addition to any other legal remedies which may be available to it under this Agreement (including money damages), and that any such breach or threatened breach may be preliminarily enjoined by the Company without bond.

         10.2 OTHER REMEDIES. However, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by the Company shall not constitute a waiver of the right to pursue other available remedies.

         10.3 ACCOUNTING FOR PROFITS. Employee covenants and agrees that if he violates the provisions of Sections 7, 8 or 9, the Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or other benefits that Employee has realized and may realize as a result of or in connection with any such violation. These remedies shall be in addition and not in limitation of any injunctive relief or other rights or remedies to which the Company is or may be entitled at law, in equity or under this Agreement.

         10.4 ATTORNEYS' FEES. If litigation arises under this Agreement between Company and Employee, the prevailing party in such litigation shall be entitled to recover its reasonable attorneys' and paralegal's fees, court costs and out-of-pocket litigation expenses from the non-prevailing party.

         10.5 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, except Sections 7, 8 and 9, shall be resolved by arbitration in accordance with the Commercial Rules of the American Arbitration Association then in effect. The decision of the arbitrator shall be final and binding upon the parties hereto, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. There shall be a single arbitrator, the situs of the arbitration shall be in the County of Cook, State of Illinois, and the prevailing party (or parties) shall also recover from the losing party (or parties) reasonable attorneys' fees and the costs of arbitration as part of the judgment rendered.

         10.6 CUMULATIVE REMEDIES. The remedies described in this Section 10 are in addition to and not in substitution for any other remedies available under the law.

11. SEVERABILITY. It is the desire of the parties that the provisions and restrictions of this Agreement be enforced to the fullest extent permissible under the laws and public policies in each jurisdiction in which enforcement might be sought. Thus, whenever possible, each provision or restriction of this Agreement shall be interpreted in such manner as to be effective under


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applicable law. If any section or portion of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, the invalidity or unenforceability of that section or portion of this Agreement shall not invalidate any other section or portion, nor shall it affect the application of such section or portion to other parties or other circumstances. If in any judicial proceeding, a court shall refuse to enforce this Agreement, whether because the time limit is too long or because the restrictions contained herein are more extensive (whether as to geographic area, scope of business or otherwise) than is necessary to protect the business and goodwill of the Company, it is expressly understood and agreed between the parties hereto that this Agreement is deemed modified to the extent necessary to permit this Agreement to be enforced in any such proceedings.

12.      CONTINUING OBLIGATIONS. Employee's obligations pursuant to Sections
7 and 8 of this Agreement and the rights and remedies of the Company hereunder shall continue in effect beyond the term of this Agreement.

13. WAIVER OR MODIFICATION. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any modification or waiver shall be offered or received as evidence in any litigation between the parties arising out of or affecting this Agreement or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this Section may not be waived except as herein set forth.

14. ENTIRE AGREEMENT. This written Agreement contains the sole and entire agreement between the parties as to the matters contained herein, and supersedes any and all other agreements between them. The parties acknowledge and agree that neither of them has made any representation with respect to such matters of this Agreement or any representations except as are specifically set forth herein, and each party acknowledges that he or it has relied on his or its own judgment in entering into this Agreement. The parties further acknowledge that statements or representations that may have been heretofore made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with his or its dealing with the other.

15. CHOICE OF LAW. This Agreement and the performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with the laws of the State of Illinois.

16. BINDING EFFECT OF AGREEMENT; ASSIGNMENT; MERGER; DISSOLUTION. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors, assigns and legal representatives. This Agreement shall be construed as a contract for personal services by Employee to the Company and shall not be assignable by Employee. In the event of the sale, merger or consolidation of the Company, Employee agrees that the Company may assign its rights and obligations hereunder to its successor or purchaser.


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17.      NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by certified registered mail, return receipt requested, with postage prepaid to their current address or to such other address as they request in writing.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above.

                                    "Company"

                                    CLARION TECHNOLOGIES, INC.,
                                    a Delaware corporation



                                    By:_________________________________________
                                       Robert W. Martin, Chief Financial Officer


                                    "Employee"



                                    ____________________________________________
                                    JACK D. RUTHERFORD





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